Exhibit 99.1

Aceto Corporation
One Hollow Lane
Lake Success, New York 11042-1215

“Enabling Quality Worldwide”™	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2011 First Quarter Results

Net Income Increases 178.9% from Fiscal 2010 Comparable Quarter Results

LAKE SUCCESS, NY – November 5, 2010 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products, today announced results of operations for its fiscal 2011 first quarter ended September 30, 2010.

Net sales for the fiscal 2011 first quarter were $87.7 million, an increase of 24.1% from $70.6 million reported in the year ago quarter. Gross profit increased 12.4% to $13.3 million in the 2011 fiscal quarter compared to $11.8 million in the 2010 fiscal quarter. SG&A expenses decreased 5.4% to $9.6 million in the 2011 quarter compared to $10.1 million in the year ago comparable quarter. Net income increased 178.9% to $2.8 million, or $0.11 per diluted share, compared to $1.0 million or $0.04 per diluted share in the 2010 quarter.

Commenting on the results, Albert Eilender, Chairman and CEO of Aceto stated, “We are pleased with the results that we have reported today.  All three of our business segments showed nice sales growth during the quarter.  During the quarter, sales in our Health Sciences segment increased 12.6% from the 2010 comparable quarter, largely the result of increased sales in both our domestic and international operations.  The increase domestically can be attributed to increases in both our domestic generics and domestic pharmaceutical intermediates product groups.  Sales in our Specialty Chemicals segment increased 32.4% compared to the 2010 comparable quarter, largely the result of increased sales of chemicals used in surface coatings as well as increased sales of agricultural, dye, pigment and miscellaneous intermediates.  Sales in our Crop Protection segment increased 89.8% from the 2010 comparable quarter, largely the result of our introduction of glyphosate which we began selling in the fiscal 2010 third quarter.  Regarding our effort to sell finished dosage form generic drugs, we continue to introduce additional products from our external pipeline as the business remains a focus of ours.”

CONFERENCE CALL

Albert Eilender, Vincent Miata and Douglas Roth will conduct a conference call at 10:00 a.m. ET on Friday, November 5, 2010. Interested parties may participate in the call by dialing 800-447-0521 (847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 28217561).  The conference call will also be webcast live via the Investor Relations section of the Company’s website, www.aceto.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday, November 5, 2010 until 5:00 p.m. ET on Monday, November 8, 2010.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 28217561 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products.  With business operations in ten countries, Aceto distributes over 1000 chemical compounds used either as principal raw materials or as finished products in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries.  Aceto’s global operations, including a staff of 26 in Shanghai and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2010 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com

Aceto Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2010	2009
Net sales	$87,660	$70,609
Cost of sales	74,373	58,793
Gross profit	13,287	11,816
Gross profit %	15.16%	16.73%

Selling, general and
administrative expenses	9,597	10,140
Operating income	3,690	1,676

Other income (expense), net of interest expense	560	(43)

Income before income taxes	4,250	1,633
Income tax provision	1,453	630
Net income	$2,797	$1,003

Net income per common share	$0.11	$0.04

Diluted net income per common share	$0.11	$0.04

Weighted average shares outstanding:
Basic	25,329	24,592
Diluted	25,506	25,022

Aceto Corporation
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	September 30, 2010	June 30, 2010
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$40,113	$30,850
Investments	402	335
Trade receivables: less allowances for doubtful
accounts: Sept. 30, 2010 $665; and June 30, 2010 $1,098	58,354	74,674
Other receivables	13,087	11,004
Inventory	77,050	74,857
Prepaid expenses and other current assets	2,155	1,969
Deferred income tax asset, net	1,750	1,864

Total current assets	192,911	195,553

Property and equipment, net	7,183	6,913
Property held for sale	3,752	3,752
Goodwill	1,830	1,730
Intangible assets, net	11,834	12,360
Deferred income tax asset, net	2,337	2,419
Other assets	9,814	9,124

Total Assets	$229,661	$231,851

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$30,135	$39,970
Short-term bank loans	5,000	-
Accrued expenses	28,306	33,589
Deferred income tax liability	897	1,070
Total current liabilities	64,338	74,629

Long-term bank loans	550	550
Long-term liabilities	9,310	9,421
Environmental remediation liability	7,539	7,607
Deferred income tax liability	44	-
Total liabilities	81,781	92,207

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 25,644 shares issued;
25,445 and 25,415 shares outstanding at
Sept. 30, 2010 and June 30, 2010, respectively)	256	256
Capital in excess of par value	53,776	53,686
Retained earnings	89,755	86,958
Treasury stock, at cost:
(199 and 229 shares at Sept. 30, 2010 and
June 30, 2010, respectively)	(1,926)	(2,209)
Accumulated other comprehensive income	6,019	953
Total shareholders' equity	147,880	139,644

Total liabilities and shareholders' equity	$229,661	$231,851